Exhibit 99.1

Millipore Corporation Confirms it is
Evaluating Strategic Alternatives

Billerica, Massachusetts —February 23, 2010— Millipore Corporation (NYSE:MIL), a leading provider of technologies, tools and services for the global life science industry, today confirmed that its Board of Directors is evaluating strategic alternatives to enhance shareholder value, including by pursuing a process with potential bidders to explore a possible merger or sale of the Company.  The Company has engaged Goldman Sachs as its financial advisor and Cravath, Swaine & Moore LLP as its legal advisor to assist the Board in its evaluation.

Millipore has not set a definitive timetable for completion of its evaluation and there can be no assurances that the process will result in any transaction.  The Company does not intend to disclose developments regarding this process unless and until the Board of Directors has approved a specific transaction.

About Millipore

Millipore (NYSE: MIL) is a Life Science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing.  As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues.  From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals.  Millipore Corporation is an S&P 500 company with more than 6,100 employees worldwide.

Forward Looking Statements:

The statements herein that are not historical facts are forward-looking statements that involve substantial risks and uncertainties, including, without limitation, our ability to enter into or consummate a transaction as a result of any evaluation of strategic alternatives described above or our ability to enhance shareholder value through this process or any potential transaction.  Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on additional risks that could cause actual results to differ from the forward-looking statements made herein.  These forward-looking statements are made as of the date hereof and we assume no obligation to update them, whether as a result of new information, future events or otherwise, except as may otherwise be required by law.

Contacts:

Joshua Young
Director, Investor Relations
Millipore Corporation
(978) 715 - 1527
(800) 225 - 3384
joshua_young@millipore.com

Amanda Turton
Vice President, Corporate Communications
Millipore Corporation
(978) 715 - 1802
amanda_turton@millipore.com